Exhibit 99.1

       Columbia Bancorp Reports Second Quarter 2005 ROE in Excess of 19%,
            Profits Increase 49% with Strong Deposit and Loan Growth


    THE DALLES, Ore.--(BUSINESS WIRE)--July 27, 2005--Columbia Bancorp (Nasdaq:CBBO), the financial holding company for Columbia River Bank, today reported excellent second quarter profitability, with continued solid loan quality and significant deposit growth. Second quarter net income grew 49% to $3.4 million, or $0.38 per diluted share, compared to $2.3 million, or $0.26 per diluted share, in the same quarter a year ago. In the first half of 2005, net income increased 56% to $6.8 million, or $0.74 per diluted share, compared to $4.3 million, or $0.48 per diluted share in the first half of 2004.
    The earnings for the second quarter 2005 include a gain of $561,000 from the sale of the mortgage servicing asset (MSA) and the first quarter of 2005 includes the collection of $336,000 of interest income from the previous year. To illustrate the impact on earnings from these two non-recurring items, the first six months of 2005 excluding the one-time effects from the sale of the MSA and collection of interest from 2004, as described above, the net income would have been $6.2 million, or $0.68 per diluted share an increase of 43%, compared to the first six months of 2004. Net income for the second quarter of 2005, would have been $3.1 million, or $0.34 per diluted common share, representing an increase of 34% over the second quarter last year.
    "We were delighted to again earn a place on US Banker Magazine's 200 Best Performing Banks, coming in 12th based on our three-year average ROE of 18.18%. Our history of consistent loan and deposit growth combined with solid profitability have been recognized in this publication and are also reflected in our second quarter results," said Roger Christensen, President and Chief Executive Officer. "From deposit growth to earnings per share to franchise development, we continue to build on the solid results established in prior periods. The sale of the MSA will further add to our ability to generate consistent results, and we remain optimistic about our long-term outlook."
    "The expansion of our branch network is part of our strategic plan to build market share and grow the franchise, which contributes to our ability to grow and deliver value to our shareholders. Additionally, we have been able to hire a number of the leading banking professionals in the communities we serve who wholeheartedly embrace our values and vision. We recently hired Julie Killian, a highly experienced loan officer with deep roots in the Tri-Cities market, (Pasco, Richland and Kennewick, Washington). Killian has gotten off to a fast start as the new Senior Vice President and Business Banking Team Leader for our Tri-Cities Business Banking Team, and we are enthusiastic about having her on our team. Acquiring experienced people like Killian is the cornerstone of our ability to attract new customers and build synergy in the markets we serve in order to meet our growth strategies. We are continuing to successfully recruit experienced bankers for all of our markets and are impressed with the caliber and number of candidates interested in exploring a future with Columbia River Bank," stated Shane Correa, Chief Banking Officer.

    FINANCIAL HIGHLIGHTS

    --  2Q05 Return on Equity (ROE) of 19.51%, Year-to-date ROE is
        19.69%

    --  2Q05 Return on Assets (ROA) of 1.86%, Year-to-date ROA is
        1.85%

    --  2Q05 Net Interest Margin (tax equivalent) (NIM) of 5.90%,
        Year-to-date NIM is 5.86%

    -- 2Q05 Efficiency Ratio of 54.92%, Year-to-date Efficiency Ratio is 54.15%

    INCOME STATEMENT PERFORMANCE

    Revenue (net interest income plus non-interest income) for the second quarter increased 22% to $13.1 million, compared to $10.7 million in the second quarter a year ago. Year-to-date revenues increased 22% to $25.0 million which included the $897,000 of non-recurring income from $20.4 million in the first half of 2004. The first half of 2005 includes the effects of non-recurring items as described above. Net interest income before provision for loan losses grew 14% to $10.1 million for the second quarter and 17% to $19.7 million in the first six months of 2005, compared to $8.8 million and $16.9 million in the respective periods of 2004.
    "We are pleased with the improvements in our credit quality and are benefiting from the investment and energies put forth to optimize the credit process throughout the organization," said Britt Thomas, Chief Credit Officer. The provision for loan losses totaled $650,000 in the second quarter and $850,000 year to date, compared to $1.4 million and $2.1 million in the respective periods of 2004.
    The tax equivalent net interest margin was 5.90% for the second quarter and 5.86% for the first half of 2005 as compared to 6.19% and 6.20% in the like periods of 2004. "The net interest margin has stabilized as a result of loans and deposits repricing near the short-end of the yield curve," stated Greg Spear, Chief Financial Officer. "Our deposit pricing strategy is structured to ensure the attraction and retention of customers and to strengthen key relationships in the communities we serve. To remain competitive, we employ a blend of attractive rates and exceptional service balanced by our customer and shareholder needs."
    Non-interest income for the second quarter totaled $3.0 million compared to $1.9 million in the second quarter of 2004 and totaled $5.3 million for the first six months of 2005 compared to $3.5 million in the first half of 2004. Sale of the mortgage servicing asset was completed in the second quarter, contributing $561,000 to non-interest income and $0.04 to diluted earnings per share. "While we are no longer operating a mortgage servicing center, our mortgage originations continue to generate fee income from both mortgage originations and loan sales into the secondary market," said Craig Ortega, Chief Operating Officer. "We believe we gain the best of all worlds in originating and selling mortgage loans, because our customers receive superior service during the lending process and the bank earns fee income without exposing the shareholders to volatility from the valuation of the mortgage servicing asset."
    Overhead expenses increased in the current quarter reflecting continued growth in the branch network. "Additional staff for new branches opened during the year, and strong profitability in the first half of 2005 prompted increased accruals for incentive compensation company-wide," said Jim McCall, Chief Administrative Officer. "Our incentive compensation program is specifically designed to reward employees for generating exceptional returns, which should translate to improved shareholder value." For the second quarter of 2005, non-interest expense was $7.0 million compared to $5.7 million in the second quarter of 2004. For the first six months of 2005, non-interest expense was $13.5 million compared to $11.5 million in the first half of 2004.
    The efficiency ratio for the second quarter of 2005 was 54.92% as compared to 52.96% for the same period a year ago. For the first six months of 2005, the efficiency ratio improved to 54.15% compared to 56.49% for the same period last year. The efficiency ratio is an important measure of productivity in the banking industry, because it indicates the percentage of total revenue spent on overhead expenses, which include personnel, technology, costs associated with compliance, new branches, training, investor relations, and operational costs.

    BALANCE SHEET PERFORMANCE

    The loan portfolio grew 7% to $616.2 million at June 30, 2005, compared to $559.2 million at June 30, 2004. "Loan demand continues to be strong, particularly for commercial real estate and agriculture loans," said Correa. "We see a number of factors driving loan demand including continued improving economic growth in our markets and stronger demand for financing in the agricultural sectors we serve."
    Total assets grew 17% to $778.9 million at June 30, 2005, compared to $666.8 million a year earlier. Shareholders' equity increased 18% to $71.8 million, or $8.05 per outstanding share at June 30, 2005, compared to $60.7 million or $6.90 per share at June 30, 2004. Tangible book value per common share at June 30, 2005, was $7.22 compared to $5.75 at June 30, 2004.
    Total deposits increased 22% to $668.9 million at June 30, 2005, compared $548.3 million at June 30, 2004. "We have worked hard to grow deposits and have successfully increased them in every category," said Christensen. "We are particularly pleased to see core deposits rise to 73% of total deposits, which increased 24% over the past year."

    ASSET QUALITY

    Asset quality remained excellent at the end of the second quarter with non-performing assets of $394,000, or 0.05% of total assets compared to $3.1 million or 0.46% of total assets a year ago. Net charge-offs in the second quarter totaled $218,000, or 0.03% of gross loans, compared to $326,000, or 0.06% of gross loans in the same quarter of 2004. For the first six months of the year, net charge-offs were $353,000, or 0.06% of gross loans, compared to $762,000, or 0.13% of gross loans a year ago.
    "Asset quality on virtually every measure is strong. While these results are backward-looking by nature, we believe our loan portfolio will continue to perform well in the coming year because of the investments made in training, credit oversight and the addition of a staff appraiser," said Thomas. Allowance for loan loss was $8.7 million, or 1.39% of gross loans, at June 30, 2005, compared to $7.9 million, or 1.40% of gross loans, at June 30, 2004.

    LOOKING FORWARD

    "The combined total of the previous four quarters' diluted earnings per share is $1.45. However, when the non-recurring revenues are excluded on a pro-forma basis for the past four quarters, then diluted earnings per share is at $1.34" stated Spear. "We do not expect further non-recurring revenues in the second half of 2005. As a result, the efficiency ratio is likely to trend slightly higher, but remain below the Federal Financial Institutions Examination Council's (FFIEC) peer group. The FFIEC's national peer group is comprised of financial institutions between $500 million and $1 billion located in non-metropolitan areas."

    EARNINGS TELECONFERENCE AND WEBCAST

    Columbia will conduct a Teleconference and Webcast on Wednesday, July 27, 2005, at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss 2005's second quarter and year-to-date results. To participate in the call dial 1-888-339-2688 and the conference ID access is 91534232. The live Webcast can be heard by going to Columbia Bancorp's Web Site, www.columbiabancorp.com, and clicking on Presentations/Webcast under the Investor Relations section.
    The call replay will be available starting two hours after the completion of the live call, until August 2, 2005. To listen to the replay dial 888-286-8010 and use access code 60532216. In addition, the Webcast will be archived on Columbia Bancorp's Website.

    ABOUT COLUMBIA BANCORP

    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 20 branches located in The Dalles (2), Hood River, Bend (4), Madras, Redmond (2), Pendleton, Hermiston, McMinnville (3), Canby and Newberg, Oregon, and in Goldendale, White Salmon and Kennewick, Washington. Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

    FORWARD LOOKING STATEMENTS

    This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about Management's present plans and intentions about our strategy, growth, and deployment of resources, and about Management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may", "will", "should", "expect", "anticipate", "estimate", "continue", "plans", "intends", or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain Management's current plans, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the value of certain of our intangible assets, economic and other factors that affect the collectibility of our loans, the impact of competition and fluctuations in market interest rates on Columbia's revenues and margins, Management's ability to open and generate growth from new branches, and other risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this report is accurate as of the date the report was filed with the SEC, and we cannot undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.


INCOME STATEMENT
(Unaudited)

(In thousands, except  Three Months
 per share data and        Ended         %    Six Months Ended    %
 ratios)                 June 30,      Change     June 30,      Change
                     ----------------- ------ ----------------- ------
                       2005     2004            2005     2004
                      -------  -------         -------  -------
Interest income      $12,715  $10,351     23% $24,888  $19,958     25%
Interest expense       2,643    1,554     70%   5,154    3,021     71%
                      -------  -------         -------  -------
Net interest income
 before provision for
 loan losses          10,072    8,797     14%  19,734   16,937     17%
Provision for loan
 losses                  650    1,390    -53%     850    2,090    -59%
                      -------  -------         -------  -------
Net interest income
 after provision
 for loan losses       9,422    7,407     27%  18,884   14,847     27%

Non-interest income:
  Service charges and
   fees                1,190    1,192      0%   2,363    2,247      5%
  Credit card
   discounts and fees    117      114      3%     230      219      5%
  CRB Financial
   Services Team
   revenues              156      166     -6%     300      302     -1%
  Mortgage servicing,
   net                    83     (195)  -143%     172     (434)  -140%
  Gain on sale of
   mortgage loans         30        8    275%      75       80     -6%
  Mortgage loan
   origination income    391      293     33%     717      511     40%
  Gain/loss from sale
   of assets             (39)       -      -      (38)       -      -
  Gain/loss from sale
   or "call" of
   securities             (1)       -      -       (1)       -      -
  Gain from sale of
   MSA                   561        -      -      561        -      -
  Other non-interest
   income                496      339     46%     908      573     58%
                      -------  -------         -------  -------
    Total non-
     interest income   2,984    1,917     56%   5,287    3,498     51%

Non-interest expense:
  Salaries and
   employee benefits   4,044    3,108     30%   7,731    6,308     23%
  Occupancy expense      763      602     27%   1,560    1,198     30%
  Data processing        123      141    -13%     223      255    -13%
  Other non-interest
   expense             2,047    1,823     12%   4,034    3,784      7%
                      -------  -------         -------  -------
    Total non-
     interest expense  6,977    5,674     23%  13,548   11,545     17%
                      -------  -------         -------  -------

Income before
 provision for income
 taxes                 5,429    3,650     49%  10,623    6,800     56%
Provision for income
 taxes                 1,987    1,336     49%   3,868    2,469     57%
                      -------  -------         -------  -------
Net income           $ 3,442  $ 2,314     49% $ 6,755  $ 4,331     56%
                      =======  =======         =======  =======

Earnings per common
 share
  Basic              $  0.39  $  0.26     49% $  0.76  $  0.49     55%
  Diluted               0.38     0.26     45%    0.74     0.48     54%
Cumulative dividend
 per common share       0.09     0.09      0%    0.18     0.18      0%

Weighted average
 shares outstanding
  Basic                8,905    8,787           8,887    8,778
  Diluted              9,134    9,005           9,111    9,029
Actual shares
 outstanding           8,922    8,791           8,922    8,791

                       Quarter Ended            Year to Date
                     -----------------        -----------------
RATIOS               June 30, June 30,        June 30, June 30,
                       2005     2004            2005     2004
                     -------- --------        -------- --------
Interest rate yield
 on interest-earning
 assets, tax
 equivalent             7.44%    7.28%           7.38%    7.30%
Interest rate expense
 on interest-bearing
 liabilities            2.21%    1.54%           2.15%    1.55%
Interest rate spread,
 tax equivalent         5.23%    5.74%           5.22%    5.74%
Net interest margin,
 tax equivalent         5.90%    6.19%           5.86%    6.20%
Efficiency ratio (1)   54.92%   52.96%          54.15%   56.49%
Return on average
 assets                 1.86%    1.48%           1.85%    1.43%
Return on average
 equity                19.51%   15.50%          19.69%   14.66%
Average equity /
 average assets         9.54%    9.52%           9.39%    9.78%

(1) Non-interest expense divided by net interest income and non-interest income.



BALANCE SHEET
(Unaudited)
(In thousands, except per share
 data)                                    Year over           Year to
ASSETS                June 30,  June 30,    Year    Dec. 31,   Date
                         2005      2004   % Change    2004   % Change
                      --------- --------- --------- -------- ---------
Cash and cash
 equivalents           $87,655   $38,667      127%  $57,979        51%
Investment securities   39,406    30,590       29%   45,398       -13%
Loans:
  Commercial loans      97,956    95,287        3%   93,618         5%
  Agricultural loans    88,506    82,362        7%   79,224        12%
  Real estate loans    280,880   244,569       15%  247,045        14%
  Real estate loans -
   construction        130,007   121,836        7%  139,415        -7%
  Consumer loans        13,576    16,256      -16%   14,386        -6%
  Loans held for sale    7,479     1,873      299%    2,517       197%
  Other loans            8,045     6,797       18%    7,660         5%
                      --------- ---------          ---------
    Total gross loans  626,449   568,980       10%  583,865         7%

  Unearned loan fees    (1,542)   (1,856)     -17%   (1,556)       -1%
  Allowance for loan
   losses               (8,681)   (7,940)       9%   (8,184)        6%
                      --------- ---------          ---------
      Net loans        616,226   559,184       10%  574,125         7%

Property and
 equipment, net         15,146    14,149        7%   15,223        -1%
 Goodwill                7,389     7,389        0%    7,389         0%
Mortgage servicing
 asset, net                  -     2,724     -100%    2,163      -100%
Other assets            13,116    14,086       -7%   13,096         0%
                      --------- ---------          ---------
       Total assets   $778,938  $666,789       17% $715,373         9%
                      ========= =========          =========

LIABILITIES
Deposits:
  Non-interest bearing
   demand deposits    $205,378  $174,516       18% $172,422        19%
  Interest bearing
   demand deposits     245,371   186,178       32%  211,240        16%
  Savings accounts      39,448    36,027        9%   35,926        10%
  Time certificates    178,693   151,582       18%  187,356        -5%
                      --------- ---------          ---------
    Total deposits     668,890   548,303       22%  606,944        10%

Borrowings              32,040    54,446      -41%   39,014       -18%
Other liabilities        6,171     3,360       84%    3,538        74%
                      --------- ---------          ---------
       Total
        liabilities    707,101   606,109       17%  649,496         9%

Shareholders' equity    71,837    60,680       18%   65,877         9%
                      --------- ---------          ---------
       Total
        liabilities
        and
        shareholders'
        equity        $778,938  $666,789       17% $715,373         9%
                      ========= =========          =========



Book value per common
 share                   $8.05     $6.90       17%    $7.45         8%
Tangible book value
 per common share (1)    $7.22     $5.75       26%    $6.37        13%

(1) Total common equity, less goodwill and other intangible assets, divided by actual shares outstanding.



ADDITIONAL FINANCIAL INFORMATION
(Unaudited)
(In thousands, except quantities and ratios)

NON-PERFORMING ASSETS          June 30,  June 30,
                                  2005      2004
                               --------- ---------
Delinquent loans on non-accrual
 status                        $    347  $  1,615
Delinquent loans on accrual
 status                               -         -
Restructured loans                   47         9
                                --------  --------
Total non-performing loans          394     1,624
Other real estate owned               -     1,436
                                --------  --------
Total non-performing assets    $    394  $  3,060
                                ========  ========

Total non-performing assets /
 total assets                      0.05%     0.46%


                                  Quarter Ended       Year to Date
                               ------------------- -------------------
ALLOWANCE FOR LOAN LOSSES      June 30,  June 30,  June 30,  June 30,
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------
Balance at beginning of period $  8,249  $  6,876  $  8,184  $  6,612
Provision for loan losses           650     1,390       850     2,090
Recoveries                           91        27       108        36
Charge offs                        (309)     (353)     (461)     (798)
                                --------  --------  --------  --------
Balance at end of period       $  8,681  $  7,940  $  8,681  $  7,940
                                ========  ========  ========  ========

Allowance for loan losses / gross loans and loans
 held for sale                                         1.39%     1.40%
Non-performing loans / allowance for loan losses       4.54%    20.45%


                                  Quarter Ended       Year to Date
                               ------------------- -------------------
OPERATING PERFORMANCE          June 30,  June 30,  June 30,  June 30,
                                  2005      2004      2005      2004
                               --------- --------- --------- ---------
Average interest-earning
 assets                        $689,687  $576,982  $684,698  $554,942
Average gross loans and loans
 held for sale                  607,280   536,813   592,925   509,325
Average assets                  742,166   631,079   736,625   607,354
Average interest-bearing
 liabilities                    479,310   405,816   482,824   391,087
Average interest-bearing
 deposits                       444,277   359,660   446,237   354,030
Average deposits                634,212   521,883   628,368   507,569
Average liabilities             671,386   571,022   667,460   547,932
Average equity                   70,781    60,057    69,164    59,422


                                  Quarter Ended
                               -------------------
MORTGAGE SERVICING(1)          June 30,  June 30,
                                  2005      2004
                               --------- ---------
Mortgage servicing asset, net  $      -  $  2,724
Mortgage loans serviced        $      -  $375,685
Mortgage loans serviced number
 (quantity)                           -     3,245
Mortgage loans produced
 (quantity)                         230       157
Mortgage servicing asset
 multiple                             -      0.73%

(1) MSA effective sale date - April 29, 2005.



MORTGAGE SERVICING ASSET        Q1 2005  Year End  Year End  Year End
 RECONCILIATION                             2004      2003      2002
                               --------- -----------------------------
Mortgage servicing asset (MSA),
 beginning                     $  2,163  $  3,691  $  4,614  $  6,197
Add servicing retained premiums       -        93     1,935     2,227
Deduct MSA amortization            (117)   (1,621)   (2,000)   (1,029)
Deduct MSA valuation
 adjustments                          -         -      (858)   (2,781)
                                --------  --------  --------  --------
Mortgage servicing asset,
 ending                        $  2,046  $  2,163  $  3,691  $  4,614
                                ========  ========  ========  ========




    CONTACT: Columbia Bancorp
             Roger L. Christensen, 541/298-6633
             rchristensen@columbiabancorp.com
              or
             Greg B. Spear, 541/298-6612
             gspear@columbiabancorp.com